Exhibit 5.1
                           SIDLEY AUSTIN BROWN & WOOD
                                875 Third Avenue
                               New York, NY 10022
                            Telephone: (212) 906-2000
                            Facsimile: (212) 906-2021

                                                            September 28, 2001


DB Depositor Inc.
c/o Deutsche Banc. Alex. Brown Inc.
31 West 52nd Street
New York, NY  10019


         Re:      DB Depositor Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to DB Depositor Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement No. 333-64512 on Form S-3, (together with the exhibits and amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and The Bank of New York, as trustee (the "Trustee").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, a form of the Trust Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed necessary for purposes of the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinion set forth below is also based on the assumptions that (i) the Registration Statement (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Directors (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Certificates will be legally issued, fully paid and nonassessable.

         The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectuses and the forms of prospectus supplements which are a part of the Registration Statement.

         This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as provided in the immediately preceding paragraph, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                           Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP